Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 5, 2004 relating to the financial statements and financial statement schedules, which appears in Penn Treaty American Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

Philadelphia, PA
October 25, 2004